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                                                               Exhibit 99 (a)(4)

                               TRINTECH GROUP PLC
                     VOLUNTARY STOCK OPTION EXCHANGE PROGRAM
                            NOTICE TO CHANGE ELECTION
                              FROM ACCEPT TO REJECT

To either:

 Trintech, Inc.,                 Trintech Group PLC,
 Attention: Eugene Tighe         Attention: Valerie Ivers
 2755 Campus Drive, Suite 220,   Trintech Building, South County Business Park,
 San Mateo, California           Leopardstown, Dublin, Ireland
 Facsimile: (650) 227-7100,      Facsimile:  353-1-207-4300

         I previously received a copy of the Offer to Exchange, the email to eligible employees, dated November 13, 2001 and an Election Form. I signed and returned the Election Form in which I elected to accept Trintech Group PLC's ("Trintech") offer to exchange (the "Offer") some or all of my unexercised options granted to me under the 1997 Trintech Group PLC Share Option Scheme (the "Eligible Options"). I now wish to change that election and reject Trintech's Offer. I understand that by signing this Notice and delivering it (or a faxed copy of it) to either Valerie Ivers or Eugene Tighe at the applicable address or fax number listed above, I am withdrawing my acceptance of the Offer and rejecting the Offer instead. I have read and followed the instructions attached to this Notice.

     I understand that in order to reject the Offer, I must sign, date and deliver this Notice (or a faxed copy of it) to one of the addresses or fax numbers listed above for receipt by 12:00 midnight, New York City time, on December 12, 2001.

     I understand that by rejecting the Offer to exchange options, I will not receive any new options pursuant to the Offer and I will keep the options that I have. These options will continue to be governed by the 1997 Trintech Group PLC Share Option Scheme and by the existing option agreements between Trintech and me.

     I understand that I may change this election, and once again accept the Offer, by submitting a new Election Form (or a faxed copy of it) to either Valerie Ivers or Eugene Tighe at one of the addresses or fax numbers listed above by 12:00 midnight, New York City time, on December 12, 2001. I have signed this Notice and printed my name exactly as it appears on the Election Form.

     I hereby change my previous election to participate in the Offer from accept to reject and none of my Eligible Options will be tendered for exchange pursuant to the Offer.

-------------------------------   ---------------------------------------------
Signature of Holder or                           Date and Time
Authorized Signatory


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Please Print Your Name            Capacity (if not person named in option grant)


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Phone # with area code                      Tax ID/Social Security #



      RETURN TO TRINTECH NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, DECEMBER 12, 2001 TO ONE OF THE ADDRESSES OR FAX NUMBERS LISTED ABOVE

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                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.   Delivery of Election Form.

     A properly completed and executed original of this Notice to Change Election from Accept to Reject (the "Notice to Change") (or a faxed copy of it), and any other documents required by this Notice to Change, must be received by Trintech at one of its addresses or fax numbers listed on page 1 of this Notice of Change on or before 12:00 midnight, New York City time, December 12, 2001 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Trintech at one of the addresses or fax numbers listed on page 1 of this Notice to Change. If you elect to deliver your documents by mail, Trintech recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery.

     Although by submitting a Notice to Change you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer, which currently is the Expiration Date. If the Offer is extended by Trintech beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form (or a faxed copy of the Election Form) with the required information to Trintech before the Expiration Date in accordance with the procedures described in the Instructions to the Election Form.

     If you do not wish to withdraw all your tendered options from the Offer, you should not fill out this Notice to Change. If you wish to change your election with respect only to particular options, you should submit a new Election Form instead. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change will be disregarded and will be considered replaced in full by the new Election Form.

     By signing this Notice to Change, you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

2.   Signatures on This Notice to Change.

     If this Notice to Change is signed by the holder of the Eligible Options, the person signing must be the person whose name is written on the face of the option agreement or agreements to which the Eligible Options are subject.

     If this Notice to Change is signed by an attorney-in-fact or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Trintech of the authority of that person so to act must be submitted with this Notice to Change.

3.   Requests for Assistance or Additional Copies.


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     Questions about the Offer or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Change may be directed to either Eugene Tighe (telephone: (650) 227-7000 or email: eugene.tighe@trintech.com) or Valerie Ivers (telephone: 353-1-207-4202 or email: valerie.ivers@trintech.com). Copies will be furnished promptly at Trintech's expense.

4.   Irregularities.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by Trintech in its discretion. Trintech's determinations shall be final and binding on all parties. Trintech reserves the right to reject any or all Notices to Change that Trintech determines not to be in proper form or the acceptance of which may be unlawful. Trintech also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Change, and Trintech's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Change will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with a Notice to Change must be cured within the time as Trintech shall determine. Neither Trintech nor any other person is or will be obligated to give notice of any defects or irregularities in a Notice to Change, and no person will incur any liability for failure to give any such notice.

5.   Additional Documents to Read.

     You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, and the email to eligible employees before deciding to participate in the Offer.

6.   Important Tax Information.

     You should refer to the section entitled "Taxation" of the Offer to Exchange, which contains important U.S. federal and non-U.S. income tax information.

      Important: The Notice to Change (or a faxed copy of it) together with all other required documents must be received by Trintech, on or before the Expiration Date.